UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2014

CBS Outdoor Americas Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 16, 2014, CBS Corporation (“CBS”), which currently owns approximately 81% of the shares of common stock of CBS Outdoor Americas Inc. (the “Company”), announced that it has received a favorable private letter ruling from the U.S. Internal Revenue Service with respect to the Company’s plan to be taxed as a real estate investment trust (“REIT”).

CBS has indicated that it plans to divest all of the shares of the Company’s common stock that it owns through a tax-free split-off later this year. Following the divestiture, the Company intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes.

Certain statements in this report, including those relating to CBS’s planned divestiture of its ownership interest in the Company through a tax-free split-off and the Company’s planned conversion to a REIT, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation, capital market risks and the impact of general economic or industry conditions. There can be no assurance that CBS’s planned divestiture of its ownership interest in the Company or the Company’s planned conversion to a REIT will be completed as anticipated, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this report. We intend these forward-looking statements to speak only as of the time of this report and do not undertake any obligation to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS OUTDOOR AMERICAS INC.
(Registrant)

	By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: April 16, 2014

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